UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 27, 2005

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.05 Costs Associated with Exit or Disposal Activities
SIGNATURE

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On January 27, 2005, we announced plans to take an additional $75 million restructuring charge in conjunction with the company’s restructuring plan previously announced in July 2004.  This additional charge is to further reduce manufacturing capacity and headcount in high cost regions and leverage expanded capacity and technical capabilities in more cost-efficient regions.  Restructuring charges under this plan are expected to total approximately $175 million, of which approximately 65 -70% is expected to result in cash expenditures.  We expect the restructuring activities pursuant to this plan to be completed in fiscal 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

By:

/s/ David L. White
David L. White
Executive Vice President and
Chief Financial Officer

Date: January 31, 2005